Exhibit (d)(6)(viii)

EQ ADVISORS TRUST

AMENDMENT NO. 7 TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

AMENDMENT NO. 7, effective May 1, 2026 (“Amendment 7”), to the Investment Sub-Advisory Agreement dated July 16, 2020, as amended (“Agreement”) between Equitable Investment Management Group, LLC, a Delaware limited liability company (“Adviser”), and AllianceBernstein L.P., a Delaware limited partnership (“AllianceBernstein” or “Sub-Adviser”).

Adviser and AllianceBernstein agree to modify the Agreement as follows:

1.

Modified Fees. Adviser and AllianceBernstein agree to amend the Agreement to modify the annual sub-advisory fee rates payable to the Sub-Adviser for investment advisory and other services provided by the Sub-Adviser to the following series of EQ Advisors Trust (the “Trust”): EQ/AB Small Cap Growth Portfolio, EQ/AB Short Duration Government Bond Portfolio, EQ/Common Stock Index Portfolio, EQ/Emerging Markets Equity PLUS Portfolio, EQ/Equity 500 Index Portfolio, EQ/Intermediate Corporate Bond Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Large Cap Value Index Portfolio, EQ/Large Cap Value Managed Volatility Portfolio, EQ/Long-Term Bond Portfolio, EQ/Mid Cap Index Portfolio, EQ/Quality Bond PLUS Portfolio, EQ/Small Company Index Portfolio, Multimanager Aggressive Equity Portfolio, and Multimanager Technology Portfolio.

2.

Appendix A. Appendix A to the Agreement setting forth the Portfolios of the Trust for which AllianceBernstein is appointed as the Sub-Adviser and the fees payable to the Sub-Adviser with respect to the Portfolios is hereby replaced in its entirety by Appendix A attached hereto.

3.	Ratification. Except as modified and amended hereby, the Agreement is ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first set forth above.

EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC		ALLIANCEBERNSTEIN L.P.
By:	/s/ Kenneth Kozlowski	By:	/s/ Jimmie Covington
	Kenneth Kozlowski		Name: Jimmie Covington
	Director, Executive Vice President and Chief Investment Officer		Title: Assistant Secretary

APPENDIX A

TO

AMENDMENT NO. 7 TO

INVESTMENT SUB-ADVISORY AGREEMENT

The Adviser shall pay the Sub-Adviser monthly compensation computed daily at an annual rate equal to the following:

Portfolio(s)	Annual Sub-Advisory Fee Rate
EQ/AB Small Cap Growth Portfolio*,† (Active Allocated Portion only)

0.60% of the Active Allocated Portion’s average daily net assets up to and including $1 billion;

0.55% of the Active Allocated Portion’s average daily net assets over $1 billion up to and including $1.5 billion;

0.50% of the Active Allocated Portion’s average daily net assets over $1.5 billion up to and including $2 billion;

0.45% of the Active Allocated Portion’s average daily net assets over $2 billion up to and including $2.5 billion; and

0.40% of the Active Allocated Portion’s average daily net assets over $2.5 billion***

EQ/Large Cap Value Managed Volatility Portfolio* (Active Allocated Portion only)

0.49% of the Active Allocated Portion’s average daily net assets up to and including $100 million;

0.30% of the Active Allocated Portion’s average daily net assets over $100 million up to and including $200 million;

0.25% of the Active Allocated Portion’s average daily net assets over $200 million***

EQ/Large Cap Value Managed Volatility Portfolio* (Index Allocated Portion only)

0.0375% of the Index Allocated Portion’s average daily net assets up to and including $10 billion;

0.03% of the Index Allocated Portion’s average daily net assets over $10 billion and up to and including $20 billion; and

0.02% of the Index Allocated Portion’s average daily net assets over $20 billion***

Dynamic Portfolios, which shall consist of the EQ/AB Dynamic Moderate Growth Portfolio, EQ/AB Dynamic Growth Portfolio, and EQ/AB Dynamic Aggressive Growth Portfolio (collectively referred to as “Dynamic Portfolios”)	0.25% of the Dynamic Portfolios’ average daily net assets up to and including $4 billion; and 0.23% of the Dynamic Portfolios’ average daily net assets over $4 billion**

EQ/Common Stock Index Portfolio

0.025% of the Portfolio’s average daily net assets up to and including $3 billion;

0.02% of the Portfolio’s average daily net assets over $3 billion and up to and including $5 billion; and

0.015% of the Portfolio’s average daily net assets over $5 billion****

EQ/Large Cap Growth Index Portfolio EQ/Small Company Index Portfolio

0.0275% of the Portfolio’s average daily net assets up to and including $3 billion;

0.02% of the Portfolio’s average daily net assets over $3 billion and up to and including $5 billion; and

0.015% of the Portfolio’s average daily net assets over $5 billion****

EQ/Equity 500 Index Portfolio

0.025% of the Portfolio’s average daily net assets up to and including $3 billion;

0.015% of the Portfolio’s average daily net assets over $3 billion and up to and including $8 billion; and

0.0125% of the Portfolio’s average daily net assets over $8 billion****

EQ/International Equity Index Portfolio†	0.02% of the Portfolio’s average daily net assets****

ATM International Managed Volatility Portfolio*

ATM Large Cap Managed Volatility Portfolio*

ATM Mid Cap Managed Volatility Portfolio*

ATM Small Cap Managed Volatility Portfolio*

EQ/2000 Managed Volatility Portfolio*

EQ/400 Managed Volatility Portfolio*

EQ/500 Managed Volatility Portfolio*

EQ/International Managed Volatility Portfolio*

0.02% of the Sub-Adviser Allocated Portion of each Portfolio***

1290 VT Natural Resources Portfolio	0.02% of the Index Allocated Portion’s average daily net assets***

1290 VT Real Estate Portfolio	0.02% of the Index Allocated Portion’s average daily net assets***

EQ/AB Small Cap Growth Portfolio* (Index Allocated Portion only) Multimanager Aggressive Equity Portfolio* (Index Allocated Portion only)

0.02% of the Index Allocated Portion’s average daily net assets up to and including $3 billion;

0.0175% of the Index Allocated Portion’s average daily net assets over $3 billion and up to and including $5 billion; and

0.015% of the Index Allocated Portion’s average daily net assets over $5 billion***

EQ/Quality Bond PLUS Portfolio* (Active Allocated Portion only)	0.20% of the Active Allocated Portion’s average daily net assets up to and including $500 million; and 0.15% of the Active Allocated Portion’s average daily net assets over $500 million***

EQ/Quality Bond PLUS Portfolio* (Index Allocated Portion only)

0.015% of the Index Allocated Portion’s average daily net assets up to and including $2.5 billion;

0.0125% of the Index Allocated Portion’s average daily net assets over $2.5 billion and up to and including $5 billion; and

0.01% of the Index Allocated Portion’s average daily net assets over $5 billion***

EQ/Emerging Markets Equity PLUS Portfolio* (Index Allocated Portion)

0.10% of the Index Allocated Portion’s average daily net assets up to and including $100 million;

0.09% of the Index Allocated Portion’s average daily net assets over $100 million and up to and including $600 million; and

0.08% of the Index Allocated Portion’s average daily net assets over $600 million***

EQ/AB Short Duration Government Bond Portfolio	0.045% of the Portfolio’s average daily net assets up to and including $10 billion; and 0.04% of the Portfolio’s average daily net assets over $10 billion****

EQ/Intermediate Corporate Bond Portfolio EQ/Long-Term Bond Portfolio

0.015% of the Portfolio’s average daily net assets up to and including $2.5 billion;

0.0125% of the Portfolio’s average daily net assets over $2.5 billion and up to and including $5 billion; and

0.01% of the Portfolio’s average daily net assets over $5 billion****

EQ/Large Cap Value Index Portfolio EQ/Mid Cap Index Portfolio

0.015% of the Portfolio’s average daily net assets up to and including $3 billion;

0.0125% of the Portfolio’s average daily net assets over $3 billion and up to and including $5 billion; and

0.01% of the Portfolio’s average daily net assets over $5 billion****

Multimanager Technology Portfolio* (Index Allocated Portion only)

0.03% of the Index Allocated Portion’s average daily net assets up to and including $100 million;

0.028% of the Index Allocated Portion’s average daily net assets over $100 million and up to and including $600 million; and

0.0275% of the Index Allocated Portion’s average daily net assets over $600 million***

EQ/AB Sustainable U.S. Thematic Portfolio

0.30% of the Portfolio’s average daily net assets up to and including $200 million;

0.25% of the Portfolio’s average daily net assets in excess of $200 million up to and including $400 million; and

0.20% of the Portfolio’s average daily net assets in excess of $400 million****

*	Fee to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio’s average daily net assets advised by the Sub-Adviser.

**

The daily sub-advisory fee for the related portfolios is calculated by multiplying the aggregate net assets of the related portfolios at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily sub-advisory fee applicable to each Portfolio/Allocated Portion is the portion of the daily sub-advisory fee for the related portfolios that is equal to the Portfolio’s/Allocated Portion’s net assets relative to the aggregate net assets of the related portfolios, including the Portfolio/Allocated Portion, used in the fee calculation for that day.

†

Assets of EQ/International Equity Index Portfolio will be aggregated with the assets of the Active Allocated Portion of the EQ/AB Small Cap Growth Portfolio for purposes of calculating the sub-advisory fee applicable for the Active Allocated Portion of the EQ/AB Small Cap Growth Portfolio.

***

The daily sub-advisory fee for the Allocated Portion is calculated by multiplying the aggregate net assets of the Allocated Portion at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.

****

The daily sub-advisory fee for the Portfolio is calculated by multiplying the aggregate net assets of the Portfolio at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.